As filed with the Securities and Exchange Commission on August 19, 2016
Registration No. 333-213107
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
HC2 HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	54-1708481
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
450 Park Avenue, 30th Floor
New York, New York 10022
(212) 235-2690
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul L. Robinson
Chief Legal Officer and Corporate Secretary
450 Park Avenue, 30th Floor
New York, New York 10022
(212) 235-2690
(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Senet S. Bischoff, Esq.
Latham & Watkins LLP
885 Third Avenue
New York, New York 10022
(212) 906-1200

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-213107) (the “Registration Statement”) of HC2 Holdings, Inc. is being filed solely to amend the description included in footnote (1) to the table titled “Calculation of Registration Fee” appearing on the cover page of the original filing of our Registration Statement and to file Exhibit 5.1 to the Registration Statement. Accordingly, this Amendment No. 1 consists solely of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, Exhibit 5.1 and the signature page. This Amendment No. 1 does not modify any provision of the Registration Statement except as specifically noted herein.

The amount of shares registered by the Registration Statement includes 151,467 shares of common stock held by the selling securityholders as of August 12, 2016, and 662,957 shares of common stock issuable in one or more private placements pursuant to existing contractual agreements related to preferred stock originally acquired by the selling stockholders in previous private placements. Footnote (1) to the table titled “Calculation of Registration Fee” appearing on the cover page of our Registration Statement erroneously listed the 662,957 shares of common stock which may be issued to the selling securityholders pursuant to existing contractual agreements as currently held. The footnote is hereby amended to read:

(1)
Includes 151,467 shares of common stock held by selling securityholders as of August 12, 2016, and 662,957 shares of common stock issuable in one or more private placements pursuant to existing contractual agreements related to preferred stock originally acquired by the selling stockholders in previous private placements. Pursuant to Rule 416 under the Securities Act of 1933, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits.

(a)	Exhibits
A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, New York, on the 19th day of August, 2016.

HC2 HOLDINGS, INC.

By:	/s/ Michael Sena
Name:	Michael Sena
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)
Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

*	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	August 19, 2016
Philip A. Falcone

/s/ Michael Sena	Chief Financial Officer (Principal Financial and Accounting Officer)	August 19, 2016
Michael Sena

*	Director	August 19, 2016
Lee Hillman

*	Director	August 19, 2016
Wayne Barr, Jr.

*	Director	August 19, 2016
Robert Leffler

*	Director	August 19, 2016
Warren H. Gfeller

* The undersigned does hereby sign this Amendment No. 1 to the Registration Statement on behalf of each of the above indicated directors and officers of HC2 Holdings, Inc. pursuant to a power of attorney executed by each such director and officer.

By:	/s/ Michael Sena
Name:	Michael Sena
Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.

3.1***	Second Amended and Restated Certificate of Incorporation of HC2 Holdings, Inc. (“HC2”) (incorporated by reference to Exhibit 3.1 to HC2’s Form 8-A, filed on June 20, 2011) (File No. 001-35210).

3.2***	Certificate of Ownership of HC2 (incorporated by reference to Exhibit 3.1 to HC2’s Current Report on Form 8-K, filed on October 18, 2013) (File No. 001-35210).

3.3***	Certificate of Ownership and Merger (incorporated by reference to Exhibit 3.1 to HC2’s Current Report on Form 8-K, filed on April 11, 2014) (File No. 001-35210).

3.4***	Certificate of Amendment (incorporated by reference to Exhibit 3.1 to HC2’s Current Report on Form 8-K, filed on June 18, 2014) (File No. 001-35210).

3.5***	Second Amended and Restated By-laws of HC2 (incorporated by reference to Exhibit 3.2 to HC2’s Current Report on Form 8-K, filed on April 27, 2012) (File No. 001-35210).

4.1***
Certificate of Amendment to the Certificate of Designation of Series A Convertible Participating Preferred Stock of HC2 (incorporated by reference to Exhibit 4.2 to HC2’s Current Report on Form 8-K, filed on January 9, 2015) (File No. 001-35210).

4.2***
Certificate of Amendment to the Certificate of Designation of Series A-1 Convertible Participating Preferred Stock of HC2 (incorporated by reference to Exhibit 4.3 to HC2’s Current Report on Form 8-K, filed on January 9, 2015) (File No. 001-35210).

4.3***
Certificate of Designation of Series A-2 Convertible Participating Preferred Stock of HC2 (incorporated by reference to Exhibit 4.1 to HC2’s Current Report on Form 8-K, filed on January 9, 2015) (File No. 001-35210).

4.4***	Specimen of Common Stock (incorporated by reference to Exhibit 3.3 to HC2’s Form 8-A, filed on June 20, 2011) (File No. 001-35210).

4.5***
Certificate of Correction of the Certificate of Amendment to the Certificate of Designation of Series A Convertible Participating Preferred Stock of HC2 filed on January 5, 2015 (incorporated by reference to Exhibit 4.1 to HC2’s Quarterly Report on Form 10-Q, filed on August 10, 2015) (File No. 001-35210).

4.6***
Certificate of Correction of the Certificate of Amendment to the Certificate of Designation of Series A Convertible Participating Preferred Stock of HC2 filed on September 22, 2014 (incorporated by reference to Exhibit 4.2 to HC2’s Quarterly Report on Form 10-Q, filed on August 10, 2015) (File No. 001-35210).

4.7***
Certificate of Correction of the Certificate of Amendment to the Certificate of Designation of Series A Convertible Participating Preferred Stock of HC2 filed on May 29, 2014 (incorporated by reference to Exhibit 4.3 to HC2’s Quarterly Report on Form 10-Q, filed on August 10, 2015) (File No. 001-35210).

4.8***
Certificate of Correction of the Certificate of Amendment to the Certificate of Designation of Series A-1 Convertible Participating Preferred Stock of HC2 filed on January 5, 2015 (incorporated by reference to Exhibit 4.4 to HC2’s Quarterly Report on Form 10-Q, filed on August 10, 2015) (File No. 001-35210).

4.9***
Certificate of Correction of the Certificate of Amendment to the Certificate of Designation of Series A-1 Convertible Participating Preferred Stock of HC2 filed on September 22, 2014 (incorporated by reference to Exhibit 4.5 to HC2’s Quarterly Report on Form 10-Q, filed on August 10, 2015) (File No. 001-35210).

4.10***
Certificate of Correction of the Certificate of Amendment to the Certificate of Designation of Series A-2 Convertible Participating Preferred Stock of HC2 filed on January 5, 2015 (incorporated by reference to Exhibit 4.6 to HC2’s Quarterly Report on Form 10-Q, filed on August 10, 2015) (File No. 001-35210).

4.11***
Amended and Restated Certificate of Designation of Series A-1 Convertible Participating Preferred Stock of HC2 Holdings, Inc. (incorporated by reference to Exhibit 10.1 to HC2’s Quarterly Report on Form 10-Q, filed on August 9, 2016) (File No. 001-35210).

5.1**	Opinion of Latham & Watkins LLP.

23.1**	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2***	Consent of BDO USA, LLP, independent registered public accounting firm.

23.3***	Consent of BDO LLP, independent accountant.

23.4***	Consent of Grant Thornton, LLP, independent certified public accountants.
23.5***	Consent of Ernst & Young LLP, independent auditor, regarding United Teacher Associates Insurance Company.

23.6***	Consent of Ernst & Young LLP, independent auditor, regarding Continental General Insurance Company.

24.1***	Powers of Attorney.

*To be filed by amendment or incorporated by reference in connection with the offering of the securities.
** Filed herewith.
*** Previously filed.